Exhibit 10.3

FORM OF

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of [●], 2026, is made and entered into by and among TL Topco PLC, a public limited company incorporated under the laws of England and Wales (“Company”), Roman DBDR Acquisition Sponsor II LLC, a Delaware limited liability company (“Sponsor”), and the undersigned parties listed under “TLC Holders” on the signature page(s) hereto (each such party, a “TLC Holder”, and, collectively, the “TLC Holders”). The Sponsor, the TLC Holders, and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 2 or Section 3(g) of this Agreement, are each referred to herein as a “Holder,” and, collectively, the “Holders.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of [●], 2026 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Business Combination Agreement”), with ThomasLloyd Climate Solutions B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with its corporate seat in Amsterdam, the Netherlands, its place of business at Zuidplein 36, 1077 XV Amsterdam and registered with the Dutch Trade Register under number 92773397 (the “TLC”), Roman DBDR Acquisition Corp. II, a Cayman Islands exempted company (“Roman”), ThomasLloyd Climate Solutions Merger Sub, a Cayman Islands exempted company and wholly-owned Subsidiary of the Company (“Merger Sub”), and each of the holders of TLC’s outstanding shares that are named on Annex I thereto and that have executed and delivered a copy of the Business Combination Agreement as of the date thereof, each of which is a TLC Shareholder (collectively, the “Sellers”), in which it is contemplated that Roman’s securityholders and TLC’s securityholders will receive PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares in the capital of the Company (collectively, “Ordinary Shares”);

WHEREAS, upon consummation of the Transactions, the Holders will own Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by each Holder thereunder, the parties wish to set forth herein certain understandings between such parties with respect to restrictions on the transfer of the Lock-Up Securities (as defined below).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. For purposes of this Agreement:

(a) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

(b) “immediate family” means with respect to any Person, such Person’s spouse or domestic partner (or former spouse or former domestic partner), ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption).

(c) “Lock-Up Period” shall mean the period commencing immediately following the Closing and expiring on the earlier of (A) the date that is one hundred eighty (180) days following the Closing or (B) the date on which the Company consummates a subsequent liquidation, merger, capital stock exchange, reorganization, or other similar transaction which results in all of the stockholders of the Company having the right to exchange their shares of Ordinary Shares for cash, securities or other property.

(d) “Lock-Up Securities” means, collectively, (i) any Ordinary Shares or any other equity or equity-linked security (including any Ordinary Shares issued or issuable upon the exercise, conversion or exchange of any other equity or equity-linked security) owned by the Sponsor immediately after the Closing (ii) any Ordinary Shares or any other equity or equity-linked security owned by the TLC Holders immediately after the Closing, and (iii) any Ordinary Shares held by any person or entity who hereafter becomes a party to this Agreement pursuant to Section 2 or Section 3(g) of this Agreement.

(e) “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, Sponsor, Roman, TLC and TLC Holders.

(f) “Transfer” means the (a) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell or right or warrant to purchase, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any security, (b) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b).

2. Lock-Up Provisions.

(a) Each Holder agrees not to Transfer any Lock-Up Securities until the end of the applicable Lock-Up Period.

(b) Notwithstanding Section 2(a), the restrictions set forth in Section 2(a) shall not apply to the following, provided that (x) the Holder further agrees to execute such agreements as may be reasonably requested by the Company or the Sponsor that are consistent with the foregoing or that are necessary to give further effect thereto and (y) any transferee of the Lock-Up Securities shall, as a condition precedent to such Transfer, provide written undertakings to the Company, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the transfer restrictions and other obligations set forth in this Agreement for the remainder of the applicable Lock-Up Period as if such transferee were an original Holder hereunder:

(i) a Transfer as a bona fide gift or gifts or charitable contribution, or for bona fide estate planning purposes;

(ii) in the case of an individual, Transfers (A) to a partnership, limited liability company or other entity of which the Holder and/or the immediate family of the Holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (B) by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family, or an Affiliate of such Person, (C) by virtue of will, intestate succession or the laws of descent and distribution upon death of the Holder or (D) by operation of law, including bankruptcy laws, or pursuant to a court order, including a qualified domestic relations order, divorce decree, divorce settlement or separation agreement;

(iii) in the case of an entity, Transfers (A) to another entity that is an Affiliate of the Holder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Holder or Affiliates of the Holder or who shares a common investment advisor with the Holder, or (B) as part of a distribution to members, partners, shareholders or equity holders of the Holder;

(iv) in the case of an entity, Transfers by virtue of applicable laws, including bankruptcy laws, or laws of the state or jurisdiction of the Holder’s organization or the Holder’s organizational documents upon dissolution of the Holder;

(v) in the case of an entity that is a trust, Transfer to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vi) Transfers relating to Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares, in each case, acquired in open market transactions after the Closing; and

(vii) the establishment, by the Holder, at any time after the Closing, of any trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act providing for the transfer of the Lock-Up Securities; provided, however, that such plan complies with the restrictions set forth in Section 2(a) hereof; provided, however, that (A) in the case of clauses (ii) and (iii) above, such Transfer shall not involve a disposition for value and (B) in the case of clauses (ii), (iii) and (iv), it shall be a condition precedent to such Transfer or distribution that each applicable permitted transferee, trustee, donee or distributee enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such permitted transferee shall expressly refer only to the immediate family of the applicable Holder and not to the immediate family of such permitted transferee), agreeing to be bound by the Transfer restrictions set forth in this Agreement; and

(viii) Transfers in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Company’s board of directors or a duly authorized committee thereof or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

(c) Any purported Transfer contrary to the provisions of this Agreement shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Lock-Up Securities as an equity holder for any purpose. Each Holder acknowledges and agrees that during the Lock-Up Period, stop transfer orders shall be placed against the Lock-Up Securities and each certificate or book entry position statement evidencing Lock-Up Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], 2026, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE SECURITY HOLDERS NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) Notwithstanding anything to the contrary in this Section 2, solely with respect to a Transfer as described in Item 3 of Company Schedule 7.1(a)(xvii), to the extent a Holder incurs a Tax obligation as a result of the Transactions, then, upon presentation of reasonably satisfactory evidence of such obligation to the Company, at the Company’s sole discretion, such Holder shall be permitted to Transfer for value a sufficient number of Lock-Up Securities to satisfy such Tax obligation and, upon the determination of the Company that such a Transfer is otherwise permitted by applicable Law, the Company shall instruct its transfer agent to permit such Transfer notwithstanding this Section 2 or any stop transfer restrictions hereunder; provided, however, that in no event shall the aggregate number of Lock-Up Securities Transferred pursuant to this Section 2(d) exceed twenty-five percent (25%) of the Lock-Up Securities initially held by such Holder immediately following the Closing.

(e) For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of the Company with respect to the Lock-Up Securities during the Lock-Up Period, including the right to vote any Lock-Up Securities that are entitled to vote.

(f) For the avoidance of doubt, notwithstanding any provision of this Agreement to the contrary, holders of Class B Ordinary Shares shall remain subject to the transfer restrictions set forth in the New PubCo Articles of Association.

3. Miscellaneous.

(a) Power and Authority. Each Holder hereby represents and warrants that it, he or she has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms.

(b) Capacity as a Company Shareholder. Each Holder signs this Agreement solely in such Holder’s capacity as a shareholder of the Company, and not in such Holder’s capacity as a director or officer of the Company, as applicable.

(c) Investment Intent. Notwithstanding anything in this Agreement to the contrary, each Holder (i) intends to hold the Lock-Up Securities for investment purposes, (ii) has no current plan or intention to dispose of or otherwise transfer the Lock-Up Securities and (iii) is under no binding agreement to dispose of or otherwise transfer the Lock-Up Securities.

(d) Entire Agreement. This Agreement (and the Business Combination Agreement to the extent incorporated herein) constitutes the full and entire understanding and agreement among the parties to this Agreement with respect to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Agreement.

(e) Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States Post mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other internationally recognized overnight delivery service, or (iv) when delivered by email during normal business hours at the location of the recipient (and otherwise on the next following Business Day), addressed as follows (or at such other address as shall be specified by like notice made pursuant to this Section 3(e)):

If to the Company, to:

TL Topco PLC

Zuidplein 36, 1077 XV

Amsterdam

The Netherlands
Attn: [***]
E-mail: [***]

with a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Ave.

New York, NY 10022-7650
Attn: [***]
E-mail: [***]

If to any Holder, to:

the address set forth below such Holder’s name on the signature pages to this Agreement.

(f) Amendments and Waivers.

(i) This Agreement may be amended or modified, in whole or in part, only by a duly authorized agreement in writing executed by the Company and Holders. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 3(f)(i) shall be null and void, ab initio.

(ii) Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and shall not constitute or give rise to an extension or waiver of any rights or obligations hereunder except to the extent specifically provided in such writing (it being understood that all such other non-waived rights and obligations are expressly reserved).

(iii) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(iv) The Company represents that it has not entered into any side letter or agreement with any Holder which provides any rights or benefits to such Holder that are materially more favorable to such Holder than the rights and benefits in this Agreement and will not enter into any such side letter or agreement unless such rights and benefits are also offered to the other Holders.

(v) Notwithstanding anything to the contrary, any amendment, modification or waiver of any provision herein that would (A) adversely affect any Holder or (B) disproportionately affect any Holder as compared to any other Holder, in each case, will not bind any such Holder without such Holder’s prior written approval.

(g) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns and transferees. Except as set forth herein, no party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder, in whole or in part, except as expressly permitted under Section 2(b) above. Any purported assignment in violation of this Section 3(g) shall be null and void and shall not operate to transfer or assign any interest or title to the purported assignee.

(h) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such party.

(i) Governing Law; Jurisdiction.

(i) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York, except to the extent mandatorily governed by the Laws of England and Wales.

(ii) All Actions, claims, demands, actions, or causes of action arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York County, New York (or in any appellate court thereof). Each of the parties hereto (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action, claim, demand, action or cause of action arising out of or relating to this Agreement or any of the transactions contemplated hereby brought by any party hereto, and (ii) agrees not to commence any Action, claim, demand, action or cause of action relating thereto except in the courts described above in New York, other than Actions, claims, demands, actions or causes of action in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each party hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action claim, demand, action or cause of action against such party (A) arising under this Agreement, or (B) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby, (1) any claim that such party is not personally subject to the jurisdiction of the courts in New York as described in this Section 3(i)(ii) for any reason, (2) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (3) that (x) the Action, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such Action, claim, demand, action or cause of action against such party is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 3(e) shall be effective service of process for any such Action, claim, demand, action or cause of action.

(j) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(J).

(k) Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

(l) Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(m) Enforcement. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity upon the parties hereto, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Each party hereto acknowledges and agrees that its obligations under this Agreement are special, unique and of extraordinary character and immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which either party is entitled at law or in equity, the parties shall be entitled to equitable remedies against another party for its breach or threatened breach of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement and specific enforcement of the terms and provisions of this Agreement, in each case, (A) without necessity of posting a bond or other form of security and (B) without proving the inadequacy of money damages or another any remedy at law. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement (including to prevent breaches or threatened breaches of this Agreement), no party shall allege, and each party hereby waives all defenses and objections to such Action on the grounds that (I) money damages would be adequate or there is another adequate remedy at law or (II) the party seeking equitable remedies must either post a bond or other form of security and prove the inadequacy of money damages or another remedy at law.

(n) Legal Representation. Each Holder acknowledges that Reed Smith LLP (“RS”) is acting as counsel to the Company in connection with the Business Combination Agreement and the Transactions, and RS is not acting as counsel to such Holder.

(o) Several Liabilities. The liability of any Holder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s obligations under this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

TL TOPCO PLC

By:
Name:
Title:

SPONSOR:

ROMAN DBDR ACQUISITION SPONSOR II LLC

By:
Name:
Title:

Number and Type of Lock-Up Securities:

Ordinary Shares:

Other (Specify):

Address for Notices:

Address:

Telephone No.:

Email:

TLC HOLDERS:

[__________________]

By:
Name:
Title:

Number and Type of Lock-Up Securities:

Ordinary Shares:

Other (Specify):

Address for Notices:

Address:

Telephone No.:

Email: